BANK OF SCOTLAND
 BUSINESS BANKING

                                                     Business Banking
                                                     59 Bath Street - 4th Floor
                                                     Glasgow
                                                     G2 2DH

lnvu Services Limited
(Company Number 3319922)                             Direct line: 0845 300 0268
The Beren                                            Fax: 0141 207 2883
Blisworth Hill Farm
Stoke Road
Blisworth
Northampton
NN7 3DB
                                                 Our Ref: 0565/395178/23/AM/9642

                                                                  02 April, 2003

                                    TERM LOAN

We are pleased to offer you a term loan. The terms and conditions that apply to it are set out below and in the accompanying "Standard Terms and Conditions".

In order to accept this offer please sign and return to this office the duplicate copy of this letter within one month of the above date.

Please make sure that you complete, sign and return the attached secretary's certificate when you accept this offer.

1.       The Term Loan

1.1      Amount

         (pound)600,000

1.2      Purpose

         You   may   only   use   the   terms   loan   for   general   corporate
         purposes/consolidation of existing borrowing.

1.3      Drawdown

         Provided that:-

         (a) we hold, in a form and content satisfactory to us, all of the items listed in clause 2; and


                                                       The Governor and
                                                       Company of the Bank of
                                                       Scotland constituted by
                                                       Act of Parliament 1695.
                                                       Head Office: The Mound,
                                                       Edinburgh EH1 IYZ

         (b) none of the events listed in clause 3 of our Standard Terms and Conditions has occurred or would result from drawdown:

         then the term loan will be drawn down in one amount on the business day you request in writing before 11 am on the proposed date of drawdown, which may not be more than 90 days after the date of this letter.

1.4      Repayment

         The term loan will be repaid by 4 equal monthly capital installments of (pound)25,000 commencing one month from the date of this letter and then monthly thereafter at the rate of capital installments of (pound)50,000. Repayments will be taken from the current/servicing account number 395178 sort code 120565.

1.5      Interest

         You will pay interest on the term loan at the annual rate of 2.00% plus Bank of Scotland base rate as that rate fluctuates. Interest will be calculated on a day to day basis on the outstanding amount of the term loan. Interest will be calculated on a day to day basis on the outstanding amount of the term loan and will be debited to your servicing account monthly from date of drawdown.

1.6      Early Repayment

         You may repay all or part of the term loan early provided that:-

         (a)      you have given us at least 30 business days' notice;

         (b)      amounts repaid may not he redrawn;

         (c) any amount repaid is applied first against the remaining installments due in reverse order;

         Where you repay all or part of the term loan early, we may require you to pay an additional amount equal to 3 months interest on the amount repaid early.

1.7      Fees and Expenses

1.7.1 An annual arrangement fee of 1% of the [illegible] balance of the term loan be payable and debited to the current/servicing account on 30th September 2003 and annually thereafter.

1.7.2 You will pay to us (on a full indemnity basis) all reasonable fees, costs and expenses or tax incurred by us in connection with this letter or any security for the term loan on demand.

1.8      Default Interest

         The default rate of interest which will apply to the term loan is the annual rate of 2.00% over the rate at which interest is paid on the term loan under this letter.

2.       Conditions of Drawdown

2.1      Security

         A mortgage debenture from you and each other relevant group company incorporating fixed charges over book debts (held).

         A corporate cross guarantee by each group company as guarantor on account of the obligations of each group company to us as principal
         (held).

         A corporate guarantee for (pound)800,000 from Vertical Investments Ltd. guaranteeing all liabilities of Invu Services Ltd (held).

         A guarantee by David Morgan for (pound)100,000 (to come).

         A cross guarantee form Dutch Subsidiary -- Invu Netherlands BV (to come).

2.2      Professional Reports

         N/A

2.3      Administrative

         (a) The secretary's certificate enclosed with this letter, signed and completed in respect of each group company.

         (b) An up to date account mandate and confirmation that an account satisfactory to us is open and available to service the term loan.

         (c)      Compliance with our anti-money laundering procedures.

2.4      Additional Conditions

         (a) Any further deferment of loan repayments to trigger the involvement of High Risk/ independent business review.

         (b)      Sight  and   satisfaction   of  2002   Accounts  for  Vertical
                  Investments Ltd.

3.       Financial Undertakings

         N/A

         Financial Information

         You will provide us with the financial information set out in the Standard Terms and Conditions accompanying this offer as those requirements are supplemented or adjusted by us as follows, or from time to time.

         You will provide us with:-

         o quarterly consolidated figures within 45 days of the period end, including a full analysis and commentary on budget versus actual trade performance.
         o        quarterly management accounts within 30 days of each quarter.
         o annual Audited Accounts within four months of the end of your financial year and to include annual consolidated accounts for the group.

Governing Law

This letter and the Standard Terms and Conditions enclosed with it will be governed by and construed according to English law unless your registered office is situated in Scotland in which case they will be governed by Scottish law.

Data Protection Act Declaration

By accepting this offer you acknowledge your understanding and acceptance that information you have given to us, and information about your account(s) with us, may be disclosed to:-

         o any Bank of Scotland group company, associated company or insurer;
         o        the introducer of you to us (if any);
         o Credit Reference Agencies (CRAs) for use by us or other lenders in credit assessment.

And that:-

         o we may tell you about other services and products unless you tell us not to in writing to: Data Unit, Freepost NWW15306, City House. City Road. Chester CH88 3YZ.
         o your details will be checked with Fraud Prevention Agencies and recorded with them if we suspect fraud.

You confirm that you are entitled to disclose information about any co-signatory, authorized signatory or guarantor. You authorize us to search and record information at CRAs about each of you knowing that all 'association' will be created at the CRAs that will link your financial records. We confirm that any sensitive information will only be used to enable the making of this offer.

Further information about the uses to which information will he put are available upon request.

IMPORTANT NOTICE: As with any legally binding agreement, we recommend that you consult your solicitor or other independent legal adviser before accepting this letter.

Agreed and accepted on behalf of INVU SERVICES LIMITED

By                                  Director
   ---------------------------------            --------------------------------
                                                for and on behalf of
before this witness:-                           THE GOVERNOR AND COMPANY
                                                OF THE BANK OF SCOTLAND
                                    (Signature)
------------------------------------

                                    (Name)
------------------------------------

                                    (Address)
------------------------------------

                                    (Address)
------------------------------------


Date:

                          Standard Terms and Condition

1.   General Undertakings
     Unless we otherwise agree, you will (and will ensure that any other group company will):
     (a) not give or leave in place any guarantee or security in favor of any third party;
     (b) not sell, lease or dispose of any of your business or assets other than in the ordinary course of business;
     (c) comply with all laws (including those relating to the environment) and will have and maintain all necessary licenses and authorizations:
     (d) where any part of the facilities are used to fund the development of property(ies), ensure that the development of the property(ies) is carried out and completed in accordance with the financial appraisal and development programs approved by us and you will not amend that financial appraisal and development programs.
2.   Financial Information You will supply to us:
     (a) within 9 months after the end of each of your financial years, your audited or final accounts which must be prepared on a consolidated basis in the case of a group.
     (b) within 30 days before the commencement of each of your financial years your annual budget and cash flow forecast which must be prepared on a consolidated basis in the case of a group;
     (c) within 30 days after the end of each month in each of your financial years, your management accounts which must be prepared on a consolidated basis in the case of a group;
     (d) where any part of the facilities issued to fund the development of property(ies), monthly progress reports on the development of the proper(ies) including revised projections and details of costs, expenses and revenues to date and any problems or likely delays with the development of the property(ies);
     (e) details of any borrowings you have or any group company has with any third party from time to time as soon as they are available;
     (f) such further financial information as we may from time to time reasonably require.

3. Default 3.1 Unless the facilities are repayable on
     demand, each of the following events will be an event of default:
     (a) you or any other group company fails to pay any sum due to us or any other member of the Bank of Scotland group on its due date;
     (b)  any  financial  undertakings  set  out  in  the  facility  letter  are breached;
     (c) you or any other group company fails to comply with any other undertaking or obligation given or owed by it to us or any other member of the Bank of Scotland group;
     (d) any borrowing of you or any other group company is not paid when due or within any original stated period of grace or any creditor becomes entitled to declare that any borrowing is due and payable;
     (e) you or any other group company ceases or threatens to cease to carry on its business or a significant part of it or suspends or threatens to suspend payment of its debts or is unable or is deemed to be unable to pay its debts within the meaning of Section 123(1) of the Insolvency Act 1986;
     (f) a petition is made for an administration order in relation to you or any other group company under the Insolvency Act 1986;
     (g) any steps are taken to enter into a company voluntary arrangement in relation to you or any other group company or to wind up or dissolve you or any other group company or to appoint a liquidator, trustee, receiver, administrative receiver or similar offer to you or any other group company or any part of its business or assets;
     (h) any legal process (not being reasonably considered by us to be defensible or vexations, in good faith) is taken, enforced or sued against you or any other group company or its assets or any person validly takes possession of any of the property or assets of you or any other group company or steps are taken by any person to enforce any security against any of the property or assets of you or any other group company;
     (i)  control of you or any other group company changes;
     (j) in our reasonable opinion, there is a risk of material liability to us under environmental law because we have entered into this letter or taken security for the facilities;
     (k) any part of these Standard Terms and Conditions, the facility letter or any security for the facilities ceases to be legal or effective or any security or guarantee for the facilities is withdrawn or discontinued;
     (l) any other circumstance or event occurs which in our reasonable opinion will have a material adverse effect on any group company's ability to comply with its obligations under these Standard Terms and Conditions, the facility letter or any security for the facilities or the business, assets or financial condition of you or any other group company;
     (m) any of the events in paragraphs (d) to (h) occurs in relation to any guarantor of you;
     (n) where any part of the facilities are used to fund the development of property(ies) and any license, authority, permit, consent, agreement or contract which is material to the construction and completion of the development to the property(ies) is terminated withheld or changed without our consent;
     (o) any Businesscare insurance policy taken out in respect of the facilities is revoked or ceases to be valid in any way.

3.2  If any of the events listed above occurs we may at any time:-
     (a)  cancel any undrawn part of the facilities; and/or
     (b) require immediate repayment of the facilities and all other sums due under the facility letter, and/or
     (c) require that the rate of interest payable on the facilities is increased to the default rate; and/or
     (d) charge an administration fee to compensate us for the additional time spent in administering the facilities.
4.   Taxes
     All payments by you will be without deduction of tax unless you are required by law to make a payment subject to deduction or withholding of tax, in which case the amount payable by you will be sufficiently increased to ensure that we receive and retain a net sum equal to that which we would have received and retained were no deduction or withholding made.
5.   Set Off
     We may set-off any balance on any of your accounts with us against any sum now or from time to time due, owing or incurred by your to us whether presently payable or not, whether actually or contingently, whether solely or jointly with any other person and whether as principal or guarantor. We may make any currency exchanges necessary for this right of set-off and Bank of Scotland's usual charges and all taxes in relation to any currency exchange will be paid by you.
6.   EMU Compliance
     If the introduction of, changeover to or operation of a single or unified European currency results in the currency in which the facilities are provided changing or being replaced or us (in our reasonable opinion) requiring to amend either these Standard Terms and Conditions, the facility letter or any security in our favor due to changes in prices sources for any European Union member state national currency or the Euro or market conventions relating to the calculation of interest then you agree that you permit these Standard Terms and Conditions and/or the facility letter and/or any security in our favor to be amended to the extent necessary (in our reasonable opinion) to reflect those changed circumstances.
7.   Indemnity
     You will indemnify us and any other member of the Bank of Scotland group against any loss, liability or cost incurred as a result of all or any of the following:
     (a) any of the events set out in clause 3.1 above occurring or the operation of clause 3.2 above or any breach of these Standard Terms and Conditions or the facility letter or any security document relating to them:
     (b) you repaying all or any part of the facilities other than on the due date including loss of interest rate margin or other loss on account of funds borrowed or contracted for by us to fund any amount payable by us under the facility letter or as a result of us or any other member of the Bank of Scotland group agreeing to fix or cap the interest rate which applies to the facilities;
     (c) us acting on telephone or electronic instructions given or purported to be given on behalf of any group company;
     (d) any actual or threatened breach of environmental law, any actual or threatened release of any substance capable of causing harm to any living organism or damaging the environment on, at or from the premises or operations of any group company or any actual or threatened claim against you or any other group company in respect of an alleged breach of environmental law or remedial obligation under such law;
     (e) any group company making any payment or repayment other than in the currency in which the facilities are drawn;
     (f) after the date of the facility letter, any change to or any introduction of any law or regulation in relation t, or any compliance by us with, any form of banking or monetary control or the introduction, changeover to or operation of as single or unified European currency;
     (g) where the facilities include a multi option facility or other contingent obligations on the part of the Bank of Scotland group, all actions, suits, proceeds, claims, demands, liabilities, costs, expenses, losses, damages and charges whatsoever (except those arising as a result of our gross negligence or willful misconduct) which may occur in relation to or arising out of any utilization of that multi option facility;

     We will use all reasonable endeavors to mitigate any loss suffered by us in relation to any of the above.
8. Notices
8.1 All notices or other communications by us to you will be in writing and will be effectively given if (1) sent by first class post to your registered office or the address last known to us (2) sent by fax transmission to your fax number last known to us or (3) sent by e-mail to your e-mail address last know to us and will be deemed to have been given and received 48 hours after being sent by first class post, and if by fax or e-mail, when sent (provided a transmission report or turn receipt is received).
8.2 We may rely upon any communication by telephone, fax or e-mail or purporting to be on your behalf by anyone notified to us as being authorized without Enquirer by us as to authority or identity.
9.   Assignment/Assignation
9.1 We may at any time after prior notice to you assign all or any of our rights and benefits under these Standard Terms and Conditions and the facility letter or transfer or otherwise dispose of all or any of our rights, benefits and obligations under these Standard Terms and Conditions and the facility letter as we see fit.
9.2 Neither you nor any other group company may assign or transfer all or any of its rights, obligations or benefits under these Standard Terms and Conditions or the facility letter.
10.  General
10.1 If we fail or delay in exercising any right or remedy under these Standard Terms and Conditions or the facility letter this does not mean that we have we waived that right or remedy and we may exercise any right or remedy on more than one occasion.
10.2 If any part of these Standard Terms and Conditions or the facility letter is not valid or enforceable then that will not affect any other part.
10.3 Unless arithmetically or factually incorrect, any determination by us of a rate, an amount or a due date under these Standard Terms and Conditions or the facility letter will be binding on you.
10.4 These Standard Terms and Conditions will be governed by and construed according to the law which applies to the facility letter and you submit to the jurisdiction of the relevant Courts.
11.  Interpretation

11.1 Any reference in these Standard Terms and Conditions or the facility letter to:
     (a) you is to the borrower(s) under any facility letter and where there is more than one borrower the obligations of each borrower in respect of the facility letter and these Standard Terms and Conditions shall be joint and several;
     (b)  we and us is to the The Governor and Company of the Bank of Scotland;
     (c) facility letter is to any facility letter issued by us which refers to these Standard Terms and Conditions;
     (d) facilities is any facilities made available by us to you under any facility letter;
     (e) statutes, statutory provisions and other legislation will include all amendments, substitutions and re-enactments for the time being in force;
     (f) control of any company will be interpreted in accordance with Section 840 of the Income and Corporation Taxes Act 1988;
     (g) business day is a day other than a Saturday or Sunday or a bank holiday on which the business centre or branch of Bank of Scotland detailed on the first page of the facility letter is open for business;
     (h) group is you, any holding company of you and each of your subsidiaries which is not dormant and or the subsidiaries of any holding company of you all as defined in the Companies Act 1985 and group company will be construed accordingly;
     (i) Bank of Scotland group is The Governor and Company of the Bank of Scotland, any holding company of The Governor and Company of the Bank of Scotland and any subsidiary of either The Governor and Company of the Bank of Scotland or any holding company of The Governor and Company of the Bank of Scotland as defined in the Companies Act 1985;
     (j) default rate is the default rate of interest specified as such in the facility letter;
11.2 In these Standard Terms and Conditions and the facility letter, words importing the singular will include the plural and vice versa.
11.3 Any reference to these Standard Terms and Conditions, the facility letter or any other document referred to in them will be construed as references to those documents in force for the time being and as amended, supplemented, restated, substituted or novated from time to time.

                             Secretary's Certificate

To:      Bank of Scotland

                     Re: Invu Services Limited (the Company)

Registered  Office:  The Beren,  Blisworth  Hill Farm,  Stoke  Road,
                     Blisworth, Northampton, NN7 3DB

                             Company Number: 3319922

                      Term Loan Facility of (pound)600,000


I,       John Agostini, the Company Secretary certify that:-

1. the Company has the necessary power to borrow and to incur the liabilities specified in the [annexed] facility letter from you dated __________ offering the term loan and to draw down the term loan;

2. no borrowing limit of the Company will be exceeded by any borrowing under the facility letter;

3. the Company has no other existing borrowings and no other security exists in respect of the Company other than those granted in favor of you or as acknowledged and accepted by you in writing;

4. the board of directors of the Company has duly authorized ______________ to accept the facility letter, to draw down the term loan and to execute all documentation necessary to complete any security specified in the facility letter;

5. the individual specified in 4 above was at the time of execution of the documentation referred to above and remains a duly appointed director of the Company;

6. where relevant, the board of directors have resolved that the granting of the security is for the commercial benefit of the Company;

7. the resolutions giving the authorizations referred to above were validly passed at a properly convened meeting of the board of directors of the Company and, as the case may be, at a properly convened meeting of the shareholders of the Company and are in full force and effect;

8. each director voting at the board meeting referred to above has declared any interests in the arrangements proposed at the board meeting and was entitled to vote on those proposals;

I confirm that the Company has previously delivered to the Bank (1) a list of all the directors of the Company and confirm that those persons listed are all the directors of the Company as at the date of this letter and (2) a copy of the certificate of incorporation and any certificate(s) of incorporation on change of name of the Company and confirm that each copy is true, complete and up to date.

This certificate is authorized by the board of directors of the Company.


----------------------------------
Secretary                                   Date:
                                                 -----------------------------

Uses of Data
A Service of Quality
We place paramount importance on customer service and aim to meet your expectations on every occasion. To achieve this aim we need accurate personal information about you. Please help us take prompt and efficient action by informing us of any changes to your personal circumstances by writing to us. We have a legal obligation under the Data Protection Act to ensure that all information held and processed about you complies with the principles of the Act. The Act requires all personal information to be treated in the strictest confidence and to be sued only for purposes of which you are aware. Confidentiality
We will treat all your personal information as private and confidential (even when you are no longer a customer). Nothing about your accounts(s) nor your name and address will be disclosed to anyone, other than in exceptional cases permitted by law as follows:
* where we are legally compelled to do so;
* where there is a duty to the public to disclose;
* where disclosure is required to protect our interest; (This will not be used as a reason for disclosing information about you or your account(s), including your name and address, to anyone else for marketing purposes.)
* where disclosure is made at your request or with your consent
* (This can be either as a result of an application for a product or service or by signing an explicit declaration as part of the application. Consent does not need to be in writing if the service is provided over the telephone.)
* where audit is required by appropriate regulatory and code of practice organisations.
From time to time we will employ agents and sub-contractors to process your information on our behalf. The same duty of confidentiality and security will apply to our agents and sub-contractors and all processing will only be carried out under our instruction and will be supported by written contract.
Using Your Personal  Information
Providing the service for which you have applied
Your details will be used in providing the service you applied for and for the ongoing administration of the service. If you are taking out insurance, your details will be passed to the insurers for this purpose. If you make a claim, any information you provide to the insurers may be put onto a register of claims through which insurers share such information to prevent fraudulent claims. A list of the participants and the address of the operator are available from the insurers.
Keeping You Informed
There may be times when we feel that a service or product offered by us or a selected third party may benefit you. We may use information we obtain from your account transactions in this decision-making process. To make you aware of the service or product we may contact you by mail, telephone, fax, e-mail or other reasonable method to give you further details so that you can make an informed choice.
You are, of course, under no obligation to apply for any of the services or products offered. If you prefer not to receive any of this information, please write to us at Data Unit, Freepost NWW15306, City House, City Road, Chester (C1188 3YZ. We will only contact you by fax where you have given us your explicit consent.
Research & Statistical  Analysis
We will use your details to assist us in understanding individual needs and business trends in order to improve the products and services we offer. Protecting Our Customers
We always try to protect you from entering into any agreement that may not be in your best interest. When you apply for credit we may use a process known as Credit Scoring. This will help us to assess your application to ensure that you are able to re-pay the borrowing comfortably and fulfil our duty to you as a responsible lender.
Declined applications based on this automated technique can be reviewed manually on request.
In considering an application we will search your record at Credit Reference Agencies. They will add to your credit file details of our search and your application and this will be seen by other organisations that make searches. We will also add to your record with the Credit Reference Agencies details of your agreement with us, the payments you make under it, any default or failure to keep to its terms and any change of address you fail to tell us about where a payment if overdue. It is important that you give us accurate information. We will check your details with Fraud Prevention Agencies and if you give us false or inaccurate information and we suspect fraud, we will record this.
We and other organisations may use and search these records to:

* help make decisions about credit and credit related services for you and members of your household.

* help make decisions on motor, household, credit, life and other insurance proposals and insurance claims, for you and members of your household;

* trace debtors, recover debt, prevent fraud, and to manage your account(s) or insurance policies;

* check your identity to prevent money laundering, unless you furnish us with other satisfactory proof of identity.

For these purposes we or they make further searches. The Credit Reference Agencies and Fraud Prevention Agencies will also use the records for statistical analysis about credit and about insurance and fraud.

If you have experienced problems obtaining credit we recommend you request a copy of your credit file from the Credit Reference Agencies. They will charge for this service. Their addresses are shown below.

Introducers

Where your business has been introduced to us from a third party, we will pass back information about you and your agreement that may be necessary for the purpose of administration, payment or settlement. The person who introduces you to us may use this information for marketing purposes, but only with your consent.

Sensitive Data

Certain information collected may be classified as sensitive and we can only use such data where we have your explicit consent. This data relates to racial or ethnic origin, political opinions, religious beliefs, trade union membership, physical or mental health, sexual life, criminal proceedings and offences and will only be processed in order to provide the service requested.

The Details We Hold

These uses of your personal information are covered by our notification under the Data Protection Act. Under the terms of the Act, you have the right to obtain a copy of the information we hold about you, upon payment of the appropriate fee. We hope that you have found this information of interest. Please be assured that we will actively review your personal information on a regular basis to ensure it is accurate. If you have any questions or concerns on the use of your personal information, please do not hesitate to contact us at any time.

Credit Reference Agencies' Addresses

If you would like a copy of your credit file, please write to the following, enclosing a cheque or postal order for (pound)2. You will need to tell them your full name and address(es) for the last six years. Experian Limited, Consumer Help Service, PO Box 8000, Nottingham GH1 5GX Callcredit plc, One Park Lane, Leeds LS3 1EP Equifax Europe (UK) Limited, Credit File Advice Center, PO Box 3001, Glasgow G81 2DT

Fraud Prevention Agencies' Addresses

CIFAS, 4th Floor, Tennyson House, 159-165 Great Portland St, London W1W 5PA National Hunter Limited, c/o MCL Software, Hesketh Mount, Lord Street, Southport PR8 1JR

For Our Business Customer

The Data Protection Act does not apply to companies in themselves but it does extend to sole traders and partnerships. When an application is received from a business, in addition to the above information, information may be sought from Credit Reference Agencies on the company directors and/or partners as individuals.

You can obtain a list of all of the companies in the Group by writing to us.

Telephone calls may be recorded for security purposes and monitored under our quality control procedures.

Our complaint handling procedures meet the standards required by the Financial Services Authority or Finance and Leasing Association (as applicable). A copy of these procedures is available on request.

Information is available in large print, audio and Braille on request; please call for details.

You may contact us using Type Talk.